Exhibit 3.3

BYLAWS

OF

VIEWRAY INCORPORATED

(a Delaware corporation)

Dated November 2, 2007

BYLAWS

OF

VIEWRAY INCORPORATED

(a Delaware corporation)

ARTICLE ONE CAPITAL STOCK		1

1.1.	CERTIFICATES REPRESENTING STOCK	1
1.2.	UNCERTIFICATED SHARES	1
1.3.	FRACTIONAL SHARE INTERESTS	1
1.4.	STOCK TRANSFERS	2
1.5.	RECORD DATE FOR STOCKHOLDERS	2
1.6.	MEANING OF CERTAIN TERMS	3

ARTICLE TWO STOCKHOLDER MEETINGS		3

2.1.	TIME	3
2.2.	PLACE	3
2.3.	CALL	3
2.4.	NOTICE OR WAIVER OF NOTICE	4
2.5.	STOCKHOLDER LIST	4
2.6.	CONDUCT OF MEETING	4
2.7.	PROXY REPRESENTATION	5
2.8.	INSPECTORS	5
2.9.	QUORUM	5
2.10.	VOTING	5
2.11.	STOCKHOLDER ACTION WITHOUT MEETINGS	6

ARTICLE THREE DIRECTORS		6

3.1.	FUNCTIONS AND DEFINITION	6
3.2.	QUALIFICATIONS AND NUMBER	6
3.3.	ELECTION AND TERM	6
3.4.	MEETINGS	7
3.5.	REMOVAL OF DIRECTORS	8
3.6.	COMMITTEES	8
3.7.	WRITTEN ACTION	8

ARTICLE FOUR OFFICERS		8

4.1.	OFFICERS	8
4.2.	CHAIRMAN OF THE BOARD	9
4.3.	CHIEF EXECUTIVE OFFICER	9
4.4.	PRESIDENT	9
4.5.	VICE PRESIDENT	10
4.6.	SECRETARY	10
4.7.	TREASURER	10

ARTICLE FIVE INDEMNIFICATION		11

5.1.	DIRECTORS	11
5.2.	OFFICERS, EMPLOYEES AND OTHER AGENTS	11
5.3.	EXPENSES	11
5.4.	ENFORCEMENT	12
5.5.	NON-EXCLUSIVITY OF RIGHTS	12
5.6.	SURVIVOR OF RIGHTS	13
5.7.	INSURANCE	13
5.8.	AMENDMENTS	13
5.9.	SAVING CLAUSE	13
5.10.	CERTAIN DEFINITIONS	13

ARTICLE SIX CORPORATE SEAL		14

ARTICLE SEVEN FISCAL YEAR		14

ARTICLE EIGHT CONTROL OVER BYLAWS		14

ii

BYLAWS

OF

VIEWRAY INCORPORATED

(a Delaware corporation)

ARTICLE ONE

Capital Stock

1.1. Certificates Representing Stock. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors or the Chief Executive Officer, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

1.2. Uncertificated Shares. Subject to any conditions imposed by the Delaware General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the Delaware General Corporation Law.

1.3. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

1.4. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his or her attorney hereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

1.5. Record Date for Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General

Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

1.6. Meaning Of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

ARTICLE TWO

Stockholder Meetings

2.1. Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

2.2. Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

2.3. Call. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

2.4. Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Delaware General Corporation Law. Except as otherwise provided by the Delaware General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his or her record address or at such other address which he or she may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.5. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

2.6. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if such office exists and is not vacant and such officer is present and acting - the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

2.7. Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

2.8. Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing .of any challenge, question, or matter determined by him, her or them and execute a certificate of any fact found by him, her or them. Except as otherwise required by subsection (e) of Section 231 of the Delaware General Corporation Law, the provisions of that Section shall not apply to the corporation.

2.9. Quorum. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

2.10. Voting. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

2.11. Stockholder Action Without Meetings. Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the Delaware General Corporation Law.

ARTICLE THREE

Directors

3.1. Functions and Definition. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

3.2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of ten (10) persons. Thereafter the number of directors constituting the whole board shall be at least one (1), and shall not be greater than twelve (12). Subject to the foregoing limitation, the terms set forth in the Corporation’s Certificate of Incorporation (as amended from time to time, including any designations of the rights and privileges of the Corporation’s shares of capital stock) and except for the first Board of Directors, such number may be fixed from time to time by action of the directors or stockholders, or, if the number is not fixed, the number shall be one (1). Subject to the terms set forth in the Corporation’s Certificate of Incorporation (as amended from time to time, including any designations of the rights and privileges of the Corporation’s shares of capital stock), the number of directors may be increased or decreased by action of the stockholders or of the directors.

3.3. Election and Term. The first Board of Directors shall hold office until the first annual meeting of stockholders or until the directors’ successors are elected and qualified. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the Delaware General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

3.4. Meetings.

a. Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

b. Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

c. Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President and Chief Executive Officer, or of a majority of the directors in office.

d. Notice of Actual or Constructive Waiver. The Board of Directors may hold regular meetings in accordance with such schedule as may be established by the Board of Directors, and no notice of such regular meetings need be given. Unless the Certificate of Incorporation provide otherwise, every special meeting of the Board of Directors shall be preceded by at least twenty-four (24) hours’ notice of the date, time and place of the meeting. Such notice shall be in writing unless oral notice is reasonable under the circumstances, and may be communicated in person, by telephone, telegraph, teletype, telecopy, electronic mail or other forms of wire or wireless communication, or by mail or private carrier. Such notice need not specify the purpose of the Special Meeting of the Board unless required by the Certificate of Incorporation. For the purpose of these Bylaws, when notice is delivered by mail, notice of a meeting is deemed to be given two (2) days after deposit of the written notice in the United States mail, properly addressed with adequate prepaid postage thereon. Any director may waive notice required to be given of a meeting, either before or after the meeting, and shall be deemed to have waived notice if he or she is present at or participates in such meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

e. Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Delaware General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Delaware General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

f. Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the Chief Executive Officer, if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

3.5. Removal of Directors. Except as may otherwise be provided by the Delaware General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the Delaware General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

3.7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE FOUR

Officers

4.1. Officers. The officers of the corporation shall consist of a President, a Chief Executive Officer, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine. Unless otherwise provided in the resolution choosing him or her, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.

4.2. Chairman of the Board. The Chairman of the Board, if one shall so be elected, shall preside at all meetings of the Board of Directors. The chairman shall be an executive and operating officer of the Corporation and shall share with the Chief Executive Officer or, if none is elected, the President the general supervision and administration over all the Corporation’s affairs and shall have the same powers specifically given to the Chief Executive Officer herein.

4.3. Chief Executive Officer.

(a)	The Chief Executive Officer shall have general responsibility for implementing the Corporation’s policies as determined by the Board of Directors and for the management of the business and affairs of the Corporation.

(b)	The Chief Executive Officer may execute any deed, bond, note, mortgage, contract or other instrument, except in cases in which the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

(c)	The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

(d)	The Chief Executive Officer may appoint and discharge agents and employees of the Corporation and fix their compensation subject to the general supervisory power of the Board of Directors, and do and perform such other duties as from time to time may be assigned to the Chief Executive Officer by the Board of Directors and as may be authorized by law. The Chief Executive Officer may from time to time appoint one or more Assistant Secretaries of the Corporation.

4.4. President. If there shall be no separate Chief Executive Officer of the Corporation, then the President shall be the chief executive officer of the Corporation and shall have all the duties and authority given under these Bylaws to the Chief Executive Officer. The President shall otherwise be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer, have responsibility for the conduct and general supervision of the business operations of the Corporation. The President shall perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

4.5. Vice President. The Vice President, if one shall so be elected, shall, in the absence or disability of the Chief Executive Officer and the President, perform all of the duties and exercise all of the powers of the Chief Executive Officer and the President and shall perform such other duties as the Board of Directors shall request or delegate. If there is more than one (1) Vice President, the one designated by the Board of Directors shall act in the absence of the Chief Executive Officer and the President.

4.6. Secretary. The Secretary, if one shall so be elected, shall keep accurate records of the acts and proceedings of all meetings of Shareholders, Directors and committees of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and any meetings of the Board of Directors, and other notices required by law or these Bylaws, and shall perform such other duties as may be prescribed by the Board of Directors, and Chief Executive Officer or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation, and the Secretary or any other officer may affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of an Assistant Secretary. Notwithstanding the foregoing, unless otherwise required by law or the Code, the seal of the Corporation need not be affixed to any documents or instruments, nor must the Secretary or Assistant Secretary attest any such document or instrument. In the absence or disability of the Secretary or at the direction of the Chief Executive Officer or President, any Assistant Secretary or other officer designated by the Board of Directors may perform the duties and exercise the powers of the Secretary.

4.7. Treasurer.

(a)	The Treasurer, if one shall so be elected, shall have custody of and be responsible for all funds and securities, receipts and disbursements of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited, all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b)	The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements, and shall render to the Directors, the Chief Executive Officer or the President, whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the Annual Shareholder Meeting, a like report for the preceding year.

(c)	The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

(d)	The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of the office and the restoration to the Corporation in case of the Treasurer’s death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession of the Treasurer, belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe or require.

ARTICLE FIVE

Indemnification

5.1. Directors. Directors. The corporation shall indemnify its directors to the fullest extent not prohibited by the Act or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors; and, provided, further, that the corporation shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Act or any other applicable law.

5.2. Officers, Employees and Other Agents.

The corporation shall have power to indemnify its officers, employees and other agents as set forth in the Act or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

5.3. Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of the corporation, or is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director in connection with such proceeding, provided, however, that, if the Act requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article Five or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to section 5.5 of this Article Five, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

5.4. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this Article Five shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director. Any right to indemnification or advances granted by this Article Five to a director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Act or any other applicable law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this Article Five or otherwise shall be on the corporation.

5.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article Five shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Act or any other applicable law.

5.6. Survivor of Rights. The rights conferred on any person by this Article Five shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.7. Insurance. To the fullest extent permitted by the Act, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article Five.

5.8. Amendments. Any repeal or modification of this Article Five shall only be prospective and shall not affect the rights under this Article Five in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

5.9. Saving Clause. If this Article Five or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director to the full extent not prohibited by any applicable portion of this Article Five that shall not have been invalidated, or by any other applicable law. If this Article Five shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director to the full extent under applicable law.

5.10. Certain Definitions. For the purposes of this Article Five, the following definitions shall apply:

(a)	The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)	The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)	The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Five with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(d)	References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)	References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article Five.

ARTICLE SIX

Corporate Seal

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE SEVEN

Fiscal Year

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE EIGHT

Control Over Bylaws

Subject to the terms set forth in the Corporation’s Certificate of Incorporation (as amended from time to time, including any designations of the rights and privileges of the Corporation’s shares of capital stock) and the provisions of the Delaware General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.